UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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FARMER BROS. CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FARMER BROS. CO.

20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2007

TO THE STOCKHOLDERS OF FARMER BROS. CO.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmers Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 on Thursday, December 6, 2007, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.                To elect three Class I directors to the Board of Directors of the Company for a three-year term of office expiring at the 2010 Annual Meeting of Stockholders;

2.                To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008;

3.                To approve the Farmer Bros. Co. 2007 Omnibus Plan; and

4.                To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 8, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

John M. Anglin
Secretary
Torrance, California October 24, 2007

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.

20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 6, 2007, at 10:00 a.m., Pacific Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about October 24, 2007 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502.

Who Can Vote

You are entitled to vote if you were a stockholder of record of Farmer Bros. common stock (“Common Stock”) as of the close of business on October 8, 2007. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Voting of Shares

Stockholders of record as of the close of business on October 8, 2007 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. You may also vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”) should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Voting by ESOP Participants

The ESOP owns approximately 18.5% of the outstanding Common Stock. Full time employees of Farmer Bros. participate in the ESOP. Each ESOP participant has the right to direct the ESOP trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the ESOP trustee, the ESOP trustee will vote the shares represented by that proxy at the Annual Meeting. Shares of Common Stock represented by properly executed proxies will be voted by the ESOP trustee in accordance with the stockholder’s instructions. The ESOP trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares which ESOP participants have failed to vote in the same proportion as the voted allocated shares with respect to such issue. If other matters are presented for a vote at the Annual Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Directors are elected by a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the three nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast “for” votes will be elected as directors.

The ratification of the selection of Ernst & Young LLP (“EY”) and the proposal to approve the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”) require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against such proposal and broker non-votes will have no effect on the result of the votes on such proposal.

Shares Outstanding and Quorum

At the close of business on September 30, 2007, 16,075,080 shares of Common Stock were outstanding and entitled to vote. The Company has no other class of securities outstanding. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy: (i) in favor of the election of all of the director nominees; (ii) in favor of ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008; and (iii) in favor of the proposal to approve the Omnibus Plan. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by sending to the Company’s Secretary at the Company’s principal office at 20333 South Normandie Avenue, Torrance, California 90502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your bank, broker or other nominee.

Interest of Certain Persons in Matters to be Acted Upon

No director, nominee for election as director, or executive officer of the Company has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than (i) Item 1, Election of Directors, and (ii) Item 3, Proposal to Approve the 2007 Omnibus Plan, as described more fully herein. Directors and executive officers have indicated that they intend to vote for all director nominees as listed in Item 1 and for approval of the Omnibus Plan under Item 3.

ITEM 1
ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class I consists of three directors, continuing in office until the Annual Meeting. Class II consists of two directors, continuing in office until the 2008 Annual Meeting of Stockholders. Class III consists of two directors, continuing in office until the 2009 Annual Meeting of Stockholders.

The authorized number of members of the Board is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of members of the Board is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.

Based on the recommendation of the Nominating Committee, the Board has nominated Roger M. Laverty III, Martin A. Lynch and James J. McGarry for election to the Board as Class I directors. If elected at the Annual Meeting, each would serve until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No nominations were made by stockholders. All of the present directors, other than Messrs. Laverty, Lynch and McGarry, were elected to their current terms by the stockholders. Messrs. Laverty and McGarry were appointed by the Board to fill the vacancies created by the retirement of Lewis A. Coffman and Kenneth R. Carson on August 23, 2007. Martin A. Lynch was brought to the attention of the Nominating Committee as a potential candidate by Roger M. Laverty III, the Company’s President and Chief Operating Officer, and has been nominated for election to the seat formerly held by John Samore, Jr. If Mr. Lynch is elected at the Annual Meeting, the Board intends to appoint him to the Audit, Compensation and Nominating Committees. Mr. Samore will serve out the remainder of his term as a Class I director through the Annual Meeting.

Each share of Common Stock is entitled to one vote for each of the three director nominees and will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the three nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

The election of the Company’s directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the three nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast “for” votes will be elected as directors.

Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any directors of the Company, or among any directors and executive officers of the Company. Other than as disclosed below, none of the directors is a director of any other publicly-held company.

Nominees for Election to a Three-Year Term Expiring at the 2010 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Roger M. Laverty III	60	2007	None

Chief Executive Officer upon commencement of the Annual Meeting. President and Chief Operating Officer since July 24, 2006. Previously President and Chief Executive Officer of Diedrich Coffee, Inc., a specialty coffee roaster, wholesaler and retailer, from 2003 to December 2005; Interim Chief Operating Officer and Director of Sabeus Photonix, Inc., an in-fiber telecommunications company during 2002; various roles including Chairman and Chief Executive Officer of Prime Advantage, Inc., a start-up company providing demand aggregation services for direct materials and freight to mid-market manufacturers and distributors from 1999 to 2002. Prior to 1999, various executive positions, including Chief Executive Officer and Director, of Smart & Final, Inc., an operator of non-membership grocery warehouse stores for food and foodservice supplies.

Martin A. Lynch	70	—	—

President of Claremorris Consulting, a privately owned consulting company from 2002 to present; Executive Vice President and Chief Financial Officer of Diedrich Coffee, Inc. from 2003 to 2005; Executive Vice President and Chief Financial Officer of Smart & Final, Inc. from 1989 to 2002.

James M. McGarry	54	2007	None	Partner in the Law Offices of McGarry & Laufenberg, El Segundo, California, specializing in business, tort and contract litigation, from 1995 to present.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED NOMINEES.

Directors Continuing in Office Until the 2008 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Guenter W. Berger	70	1980	None

Chairman and CEO since August 11, 2005; President from August 11, 2005 through July 23, 2006; Interim President and CEO from January 9, 2005 through August 10, 2005; Vice President, Production prior to January 9, 2005. Mr. Berger will retire as CEO effective upon commencement of the Annual Meeting.

Thomas A. Maloof	55	2003	Audit Committee Compensation Committee Nominating Committee

Independent Consultant since June 2005; Chief Financial Officer of Hospitality Marketing Concepts, LLC, Irvine, California, a provider of loyalty membership programs for the hospitality and leisure industries, from 2001 through June 2005; President of Perinatal Practice Management—Alfigen The Genetics Institute, Pasadena, California, a national genetic testing provider, from 1999 to 2001. Mr. Maloof is a director and chairman of the audit committee of PC Mall, Inc., a publicly traded company listed on NASDAQ. Mr. Maloof is also a director of Ensign Group, which has filed a Registration Statement on Form S-1 with the SEC.

Directors Continuing in Office Until the 2009 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
John H. Merrell	63	2001	Audit Committee Compensation Committee Nominating Committee	Retired Partner in Accounting Firm of Hutchinson and Bloodgood LLP, Glendale, California. CPA.
Carol Farmer Waite	60	2005	None	Retired school teacher with Fountain Valley School District from 1971 through 2004.

ITEM 2
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2008. EY served in such capacity in fiscal 2007. A representative of EY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Company is submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. The Audit Committee will reconsider the appointment if it is not ratified. The vote “FOR” this proposal by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of EY.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accounting firms, the Audit Committee has pre-approved all audit and permissible non-audit services provided by EY in accordance with the pre-approval policies and procedures described below.

The following table sets forth the aggregate fees billed by EY for fiscal 2007 and 2006 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

Type of Fees	2007	2006
Audit Fees	$542,100	$487,500
Audit-Related Fees	0	0
Tax Fees	12,000	81,000
All Other Fees	0	0
Total Fees	$554,100	$568,500

Audit Fees

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to EY for the audit of the Company’s annual consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of the Company’s internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit fees include $225,000 and $235,000 in fiscal 2007 and 2006, respectively, to examine Company documentation related to management reporting under SOX Section 404.

Audit-Related Fees

“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance with its obligations under SOX Section 303 and related regulations.

Tax Fees

“Tax fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. All tax fees in the last two fiscal years were related to tax compliance (review and preparation of corporate tax returns, assistance with tax audits and review of the tax treatments for certain expenses).

All Other Fees

“All other fees” are fees for any services not included in the first three categories.

Pre-Approval of Audit and Non-Audit Services

Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor, and the projected fees, for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.

In fiscal 2007, there were no fees paid to EY under a de minimis exception to the rules that waives pre-approval for certain non-audit services.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

ITEM 3
PROPOSAL TO APPROVE THE
2007 OMNIBUS PLAN

Introduction

The Board of Directors recommends that stockholders approve the Farmer Bros. Co. 2007 Omnibus Plan. The principal purpose of the Omnibus Plan is to promote the success and enhance the stockholder value of the Company by linking the personal interests of members of the Board and employees and consultants of the Company and its subsidiaries to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Omnibus Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of members of the Board, and employees and consultants of the Company and its subsidiaries.

This section summarizes the Omnibus Plan and is qualified in its entirety by the full text of the Omnibus Plan, which is included in Annex A to this Proxy Statement.

Key Features of the Omnibus Plan

Limitation on Shares Requested

The maximum number of shares as to which awards may be granted under the Omnibus Plan is 1,000,000, subject to adjustment as described below. This represents approximately 6.2% of the Company’s outstanding shares as of September 30, 2007.

Limitation on Term of Stock Option Grants

The term of each stock option will not exceed ten years.

Limitation on Share Counting

Shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award, may not again be made available for issuance under the Omnibus Plan.

No Repricing or Grant of Discounted Stock Options

Under the Omnibus Plan, no stock option may be amended to reduce the per share exercise price of the shares subject to such stock option below the per share exercise price as of the date the stock option is granted and, except as otherwise permitted in the Omnibus Plan, no stock option may be granted in exchange for, or in connection with, the cancellation or surrender of a stock option having a higher per share exercise price. The Omnibus Plan prohibits the granting of stock options with an exercise price less than 100% of the fair market value (as defined in the Omnibus Plan) on the date of grant.

Description of the Omnibus Plan

Administration

The Omnibus Plan will be administered by the Compensation Committee of the Board. To administer the Omnibus Plan, the Compensation Committee must consist of at least two members of the Board, each of whom is an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non- employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” within the meaning of the Nasdaq Stock Market. Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan. The Board may at any time revest in itself the authority to administer the Omnibus Plan (except with respect to matters which Rule 16b-3 under the Exchange Act or Section 162(b) of the Code require the Compensation Committee to administer). The full Board will administer the Omnibus Plan with respect to awards to non-employee directors.

Eligibility

Options, stock appreciation rights (“SARs”), restricted stock and other awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are the officers or employees of any of the Company’s subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company’s directors and consultants. Only employees may be granted incentive stock options, or ISOs. Stockholder approval of the class of eligible participants under the Omnibus Plan and the limits on the number of awards granted to any one participant under the Omnibus Plan also is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Code, as described below. The employees of the Company and its subsidiaries, approximately 1,100 persons, and all non-employee directors will be eligible to receive awards under the Omnibus Plan. It is expected that awards will be made to fewer than 50 employees.

Shares Available for Awards

Shares delivered pursuant to an award may consist of authorized and unissued shares, treasury shares or shares purchased on the open market. If any award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares are issued under the Omnibus Plan to a participant and are thereafter reacquired by the Company, the shares subject to such awards and the reacquired shares shall again be available for granting awards under the Omnibus Plan. The payment in cash of dividends or dividend equivalents and any awards that are settled in cash rather than by issuance of shares will not be counted against the total number of shares available for issuance under the Omnibus Plan. As noted above, shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award, may not again be made available for issuance under the Omnibus Plan.

Awards

The Omnibus Plan provides that the Compensation Committee (or the Board, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options

Nonqualified stock options, or NQSOs, provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the Compensation Committee or the Board, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the Compensation Committee. The Compensation Committee (or the Board, in the case of awards to non-employee directors) has the authority to specify the term of any NQSO granted under the Omnibus Plan, provided that such term does not exceed ten years.

Incentive Stock Options

Incentive stock options are designed to comply with the provisions of the Code and are subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within 10 years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of the Company’s capital stock (or the capital stock of any “subsidiary corporation” or “parent corporation” within the meaning of Section 424 of the Code), the Omnibus Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

Restricted Stock

Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the Compensation Committee (or the Board, in the case of awards to non-employee directors). Restricted stock, typically, may be forfeited for no consideration or repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

Restricted Stock Units

Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or service or based on performance criteria established by the Compensation Committee (or the Board, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied unless otherwise determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other award, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Omnibus Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Compensation Committee (or the Board, in the case of awards to non-employee directors) in the SAR agreements. The Compensation Committee (or the Board, in the case of awards to non-employee directors) may elect to pay SARs in cash or in Common Stock or in a combination of both.

Dividend Equivalents

Dividend equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. The Committee may decide to include dividends or dividend equivalents as part of an award, and may accrue dividends, with or without interest, until the award is paid.

Performance Awards

Performance awards may be granted by the Compensation Committee (or the Board, in the case of awards to non-employee directors) on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of the Company’s Common Stock over a predetermined period.

Stock Payments

Stock payments may be authorized by the Compensation Committee (or the Board, in the case of awards to non-employee directors) in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to employees, consultants or members of the Board.

Other Stock or Cash-Based Awards

Subject to the terms and conditions of the Omnibus Plan, other incentives payable in cash or in shares of stock may be awarded if determined to be in the best interests of the Company.

Limitations on Transfer and Per-Person Limitations

Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Compensation Committee. Awards may not be pledged or otherwise encumbered. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year is 250,000, subject to adjustment as described below.

Corporate Transactions

In the event of a change of control where the acquirer does not assume or replace awards granted under the Omnibus Plan, awards issued under the Omnibus Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. Under the Omnibus Plan, a change of control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the incumbent Board cease for any reason to constitute at least a majority of the Board; or (iii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction).

Amendments

The Company will seek stockholder approval of material amendments to the Omnibus Plan as required by law, regulation or NASDAQ rule.

Adjustments

In the event of certain corporate transactions or events affecting the number or type of outstanding shares of Common Stock, including, for example, a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or distribution of Company assets to stockholders (other than normal cash dividends), the Compensation Committee will make adjustments as it deems appropriate. These adjustments include changing the aggregate number and type of shares that may be issued under the Omnibus Plan; the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and the grant, exercise or purchase price per share for any outstanding awards under the Omnibus Plan. The Compensation Committee may also make adjustments in the terms of awards in connection with certain acquisitions, any unusual or nonrecurring transactions or events affecting the Company or its financial statements, or any changes in applicable laws, regulations or accounting principles.

General Federal Income Tax Consequences

The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the Omnibus Plan.

Tax Consequences to Participants

Generally, when a participant receives an award under the Omnibus Plan, the participant’s receipt of cash or Company stock in settlement of the award is conditioned on the participant’s performing future services for the Company and/or the attainment of performance goals. The award, therefore, is not taxable at grant. Instead, when and if a participant later receives cash in settlement of the award, he or she will have income, taxable at ordinary income rates, equal to the amount of cash received. Similarly, when and if a participant receives Company stock in settlement of an award, he or she will, subject to special rules described below, have income, taxable at ordinary income rates, equal to the excess of the fair market value of the stock on that date over the amount, if any, the participant paid for the stock.

Thus, participants generally will be taxable on any cash or the fair market value of any stock received in settlement of an incentive award or other stock-based award or upon exercise of a SAR. Similarly, participants will have taxable income on exercise of a NQSO equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option.

Special rules apply in the case of an ISO. Participants generally recognize no taxable income on exercise of an ISO. Instead, they have gain, taxable at capital gains rates, upon the disposition of the stock acquired on exercise of the ISO in an amount equal to the excess of the amount realized on disposition of the stock over the exercise price of the ISO. (In some cases, participants may become subject to tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes.) The special tax treatment afforded to ISOs is only available, however, if the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted. If the participant disposes of stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (1) the fair market value of the stock on the date of exercise and (2) the amount realized upon disposition of the stock over the exercise price paid for the stock. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.

Special rules also apply to awards of restricted shares. A participant generally will not recognize taxable income when he or she receives restricted shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

Tax Consequences to the Company

Generally, any time a participant recognizes taxable income, as opposed to capital gain, as the result of the settlement of any award under the Omnibus Plan, the Company will be entitled to a deduction equal to the amount of income recognized by the participant.

Section 162(m) Limitation

In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent Compensation Committee determines performance goals and if the material terms of the performance-based compensation are disclosed to and approved by the Company’s stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying Compensation Committee, the Omnibus Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. A number of requirements must be met in order for particular compensation to qualify under Section 162(m), however, so there can be no assurance that such compensation under the Omnibus Plan will be fully deductible under all circumstances. In addition, other awards under the Omnibus Plan, such as restricted stock and other stock-based awards, generally may not qualify under Section 162(m), so that compensation paid to executive officers in connection with such awards may not be deductible.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Omnibus Plan. Different tax rules may apply to specific participants and transactions under the Omnibus Plan.

New Plan Benefits

Because participation and the types of awards under the Omnibus Plan are subject to the discretion of the Compensation Committee and the Board, the benefits or amounts that will be received by any participant or groups of participants if the Omnibus Plan is approved are not currently determinable.

Consistent with the Company’s fiscal 2008 executive officer compensation described in the Compensation Discussion and Analysis below, assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the Company expects to make awards under the Omnibus Plan to the Named Executive

Officers such that fiscal 2008 total direct compensation is at the median of the Company’s peer group. The number of shares to be granted will be based on the closing price of the Company’s Common Stock on the date of grant and, therefore, is not currently determinable.

Consistent with the Company’s fiscal 2008 director compensation described below under the heading “Director Compensation—Fiscal 2008 Director Compensation,” assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the Company expects that each of the five non-employee directors (assuming election of Messrs. Lynch and McGarry as non-employee directors at the Annual Meeting), will receive a grant of restricted stock under the Omnibus Plan having a value equal to $30,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date. The number of shares of restricted stock to be granted will be based on the closing price of the Company’s Common Stock on the date of grant and, therefore, is not currently determinable.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE FARMER BROS. CO. 2007 OMNIBUS PLAN.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2007, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock as of such date:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Farmer Group	6,399,822 shares	(3)	39.8%
Employee Stock Ownership Plan	2,980,265 shares	(4)	18.5%
Franklin Mutual Advisers, LLC	2,093,533 shares	(5)	13.0%

(1)          The address for Franklin Mutual Advisers, LLC (“Franklin”) is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address for all other beneficial owners is c/o Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California  90502.

(2)          Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares.

(3)          For purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer, Jeanne Farmer Grossman, Trust A created under the Roy E. Farmer Trust dated October 11, 1957 (“Trust A”) and Farmer Equities, LP, a California limited partnership (“Farmer Equities”), comprise a group (the “Farmer Group”). The Farmer Group is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Each member of the Farmer Group is the beneficial owner of the following shares (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class	Shares Disclaimed	Sole Voting and Investment Power	Shared Voting and Investment Power
Carol Farmer Waite	6,315,514 shares	39.3%	18,998 shares	21,820 shares	6,312,692 shares
Richard F. Farmer	6,290,800 shares	28.3%	43,510 shares	21,820 shares	6,312,490 shares
Jeanne Farmer Grossman	4,130,952 shares	25.7%	6,030 shares	9,550 shares	4,127,432 shares
Trust A	1,463,640 shares	9.1%	—	1,463,640 shares	—
Farmer Equities, LP	2,617,530 shares	16.3%	—	2,617,530 shares	—

(4)          Includes 840,984 allocated shares and 2,139,281 shares as yet unallocated to plan participants. The Trustee of the ESOP votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, unallocated shares and allocated shares which ESOP participants have failed to vote will be voted proportionately to the vote of allocated shares by ESOP participants. The present members of the ESOP Administrative Committee are Roger M. Laverty III, John H. Merrell and John Samore Jr. Each member of the ESOP Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

(5)          Franklin is reported to have sole voting and investment power over 2,093,533 shares pursuant to certain investment advisory contracts with one or more of Franklin’s clients, which advisory clients are the record owners of the 2,093,533 shares.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2007 by: (i) each director and nominee; (ii) the Company’s Chief Executive Officer, Chief Financial Officer and each of its other most highly compensated executive officers for fiscal 2007 (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Guenter W. Berger	11,115	(2)	*
Michael J. King	4,723	(3)	*
Roger M. Laverty III	—		—
Martin A. Lynch	—		—
Thomas A. Maloof	1,000	(4)	*
James J. McGarry	—		—
John H. Merrell	1,500	(5)	*
John Samore, Jr.	500	(6)	*
John E. Simmons	8,775	(7)	*
Carol Farmer Waite	6,315,514	(8)	39.3%
All directors and executive officers as a group (10 persons)	6,343,127		39.5%

*                    Less than 1%

(1)          Information in this table is based on the Company’s records and information provided by directors, nominees and executive officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, nominees and executive officers has sole voting and/or investment power with respect to such shares.

(2)          Includes 6,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 5,055 shares beneficially owned by Mr. Berger through the ESOP, rounded to the nearest whole share.

(3)          Beneficially owned by Mr. King through the ESOP, rounded to the nearest whole share.

(4)          Beneficially owned by Mr. Maloof through an IRA.

(5)          Held in a revocable living trust with voting and investment power shared by Mr. Merrell and his wife.

(6)          Held in a revocable living trust with voting and investment power shared by Mr. Samore and his wife.

(7)          Includes 3,720 shares owned outright and 5,055 shares beneficially owned by Mr. Simmons through the ESOP, rounded to the nearest whole share.

(8)          Held in Farmer Equities and various family trusts of which Ms. Waite (or a trust of which she is the sole trustee) is a general partner or the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Waite is the indirect beneficial owner of: (i) 21,820 shares of Common Stock held in a revocable living trust of which she is the sole trustee, beneficiary and settlor (the “Waite Trust”), and over which she has sole voting and dispositive power; (ii) 2,617,530 shares of Common Stock as sole trustee of the Waite Trust which is a general partner of Farmer Equities, and over which she has shared voting and dispositive power with trusts for the benefit of Jeanne Farmer Grossman and Richard F. Farmer; and (iii) 3,695,162 shares of Common Stock as successor co-trustee of various family trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Jeanne Farmer Grossman and/or Richard F. Farmer. Ms. Waite disclaims beneficial ownership of 18,998 shares held in trusts for the benefit of her niece and nephews.

CORPORATE GOVERNANCE

Board Independence

The Board believes that the interests of the stockholders are best served by having a number of objective, independent representatives on the Board. For this purpose, a director will be considered to be “independent” only if the Board affirmatively determines that the director as no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has recently evaluated all relationships between each director and nominee for election to the Board at the Annual Meeting, and determined that the following directors and nominees meet the NASDAQ independence standards (the relationships and transactions reviewed by the Board in making such determinations are set forth in the footnotes below):

Director/Nominee	Status
Lewis A. Coffman	Independent(1)
Martin A. Lynch	Independent
Thomas A. Maloof	Independent
James J. McGarry	Independent(2)
John H. Merrell	Independent(3)
John Samore, Jr.	Independent(3)

(1)          Mr. Coffman was employed by the Company as Vice President, Sales from 1981 to 1986. The Company paid retiree life and medical insurance premiums in respect of Mr. Coffman in fiscal 2007. The Board considered these relationships and transactions and determined that such relationships and transactions do not interfere with Mr. Coffman’s exercise of independent judgment in carrying out his responsibilities as a director. Mr. Coffman retired from the Board on August 23, 2007.

(2)          Mr. McGarry is a partner in the law firm of McGarry & Laufenberg. During the last three fiscal years, McGarry & Laufenberg billed legal fees and costs to Liberty Mutual Insurance Company, the Company’s insurance carrier, in connection with various matters relating to the Company. All such legal fees and costs were paid directly by Liberty Mutual. The foregoing amounts did not exceed the greater of 5% of McGarry & Laufenberg’s gross revenues or $200,000 during the applicable fiscal year. The Board considered these relationships and transactions and determined that such relationships and transactions do not interfere with Mr. McGarry’s exercise of independent judgment in carrying out his responsibilities as a director.

(3)          The Board considered the membership of Messrs. Merrell and Samore on the Company’s ESOP Administrative Committee, and determined that such relationship does not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Meetings and Attendance

The Board held seven meetings during fiscal 2007, including four regularly scheduled and three special meetings. Each director then serving attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which he or she served during fiscal 2007. Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at its annual meeting of stockholders. All directors who were then serving were present at the 2006 Annual Meeting of Stockholders held on November 27, 2006.

The independent members of the Board then serving met in executive session without management four times in fiscal 2007. Each independent director then serving attended at least 75% of the total number of executive sessions during fiscal 2007.

Charters; Code of Conduct; Code of Ethics

The Board maintains charters for each of its standing committees, which include the Audit Committee, Compensation Committee and Nominating Committee. In addition, the Board has adopted a written Code of Conduct for all employees, officers and directors, and a Code of Ethics, within the meaning of Item 406(b) of Regulation S-K under the Exchange Act, applicable to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, who is also the Company’s principal accounting officer. Current committee charters, the Code of Conduct and the Code of Ethics are available on the Company’s website at www.farmerbroscousa.com.

Board Committees

The Board maintains the following committees to assist it in discharging its oversight responsibilities:

Audit Committee

The Company has a standing Audit Committee established in accordance with applicable provisions of the Exchange Act. The Audit Committee’s principal purposes are to oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor; (iv) the Company’s compliance with legal and regulatory requirements in connection with related person transactions; and (v) the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.

During fiscal 2007, the Audit Committee met six times. John H. Merrell serves as Chairman, and Thomas A. Maloof and John Samore, Jr. serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is John H. Merrell, the Audit Committee Chairman.

Compensation Committee

Overview

The Compensation Committee is a standing committee of the Board. Thomas A. Maloof serves as Chairman, and John H. Merrell and John Samore, Jr. serve as members of the Compensation Committee. Prior to his retirement on August 23, 2007, Lewis A. Coffman also served as a member of the Compensation Committee.

The Compensation Committee is responsible for assisting the Board in fulfilling its fiduciary duties with respect to oversight of the Company’s compensation plans, policies and programs, including assessing the overall compensation structure of the Company, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation. The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. The Compensation Committee met nine times in fiscal 2007. The Board has determined that all Compensation Committee members are independent under the listing standards of NASDAQ.

Executive Compensation

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•       Compensation for our executive officers is generally determined annually in August, with any adjustments to base compensation retroactive to the beginning of the applicable fiscal year.

•       In making determinations regarding executive officer compensation, the Compensation Committee considers competitive market data, as well as input and recommendations of the Chief Executive Officer and Chief Operating Officer with respect to compensation for those executive officers reporting directly to them. In the case of the Chief Executive Officer, the Compensation Committee also solicits input from the other disinterested Board members. In fiscal 2007, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”) to evaluate the Company’s current compensation levels and mix relative to market benchmarks based on the Company’s peer group. The Compensation Committee believes that target total direct compensation (base compensation and annual and long-term incentive compensation) for Named Executive Officers should be established by reference to compensation levels for comparable positions in the Company’s peer group. Base compensation for Named Executive Officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval.

•       With respect to incentive compensation for our executive officers under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), during the first calendar quarter of each year, the Compensation Committee evaluates the executive officer’s performance in light of the goals and objectives established for the prior year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Compensation Committee solicits comments from the Chief Executive Officer and Chief Operating Officer with respect to achievement of individual goals by those executive officers reporting directly to them. In the case of the Chief Executive Officer, the Compensation Committee also solicits input from the other disinterested Board members. Additionally, the executive officers have an opportunity to provide input regarding their contributions to the Company’s success and achievement of individual goals for the period being assessed. Incentive compensation for Named Executive Officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval. Following determination of incentive compensation awards for the prior fiscal year, the Compensation Committee establishes individual and corporate goals and objectives for each executive officer for the current fiscal year.

•       The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in fiscal 2007.

•       The Compensation Committee holds executive sessions (with no members of management present) at each of its meetings.

•       Assuming approval of the Omnibus Plan at the Annual Meeting, the Compensation Committee will have the authority to make equity-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention, promotion and commencement of employment, using peer group market survey data to determine the appropriate grant levels according to position level for the upcoming year.

Director Compensation

In addition to considering and determining compensation for our executive officers, the Compensation Committee evaluates and makes recommendations to the Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Compensation Committee for considering and determining director compensation are as follows:

•       The Compensation Committee has authority to evaluate and make recommendations to the Board regarding director compensation. The Compensation Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group. Based on this evaluation, the Compensation Committee may determine to make recommendations to the Board regarding possible changes. The Compensation Committee has the authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in fiscal 2007.

•       The Compensation Committee has the authority to retain consultants to advise on director compensation matters. In fiscal 2007, the Compensation Committee retained Mercer to evaluate the Company’s current director compensation levels relative to market benchmarks. No executive officer has any role in determining or recommending the form or amount of director compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of John H. Merrell, Thomas A. Maloof and John Samore, Jr., all of whom are outside directors. Prior to his retirement on August 23, 2007, Lewis A. Coffman also served as a member of the Compensation Committee. Mr. Coffman is a retired executive officer of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Compensation Committee
of the Board of Directors

Thomas A. Maloof, Chairman
John H. Merrell
John Samore, Jr.

Nominating Committee

The Nominating Committee is a standing committee of the Board and is comprised of Thomas A. Maloof, John H. Merrell and John Samore, Jr. Prior to his retirement on August 23, 2007, Lewis A. Coffman also served as a member of the Nominating Committee. The principal purposes of the Nominating Committee are to identify persons qualified to become Board members and to recommend to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board. The Board has determined that all Nominating Committee members are independent under the listing standards of NASDAQ. The Nominating Committee met three times in fiscal 2007 to nominate directors for election at the 2006 Annual Meeting.

The Nominating Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating Committee believes that its slate of nominees should include: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities.

For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on professional and personal contacts of the Board and senior management, as well as candidates recommended by independent search firms retained by the Nominating Committee from time to time. The Nominating Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Secretary, subject to the notice provisions described below under the caption “Other Matters—Stockholder Proposals and Nominations.” The Nominating Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success.

Communication with the Board

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 20333 South Normandie Avenue, Torrance, California 90502. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses compensation to our Named Executive Officers, who consist of our Chief Executive Officer, our Chief Financial Officer and the other most highly paid executive officers of the Company as determined under the rules of the SEC. The Company has determined that in addition to its Chief Executive Officer and Chief Financial Officer, during fiscal 2007 it had two other executive officers, as defined in Rule 3b-7 of the Exchange Act, namely Roger M. Laverty III, President and Chief Operating Officer, and Michael J. King, Vice President, Sales.

Compensation of the Named Executive Officers is determined by the Compensation Committee. There are no material differences in the compensation policies or decisions with respect to the Named Executive Officers, except that the compensation of the Named Executive Officers other than the Chief Executive Officer is determined by the Compensation Committee taking into account the input and recommendations of the Chief Executive Officer and Chief Operating Officer with respect to compensation for those executive officers reporting directly to them. In the case of the Chief Executive officer, the Compensation Committee also solicits input from other disinterested Board members.

Compensation Philosophy and Objectives

Fiscal 2007

In fiscal 2007, our executive compensation program consisted of the following components:

•       Annual base salary;

•       Annual incentive bonus under the Incentive Plan; and

•       Allocation of shares of Common Stock under the ESOP.

Annual corporate and individual performance were key factors in determining the amount of annual bonuses awarded under the Incentive Plan. Annual base salary, however, was not directly tied to the Company’s annual performance.

The Compensation Committee sought to establish fiscal 2007 base salaries of the Company’s executive officers at levels that, in the judgment of the Compensation Committee and the Board, were sufficiently competitive to retain qualified executive officers. Once base salaries of executive officers are established at competitive levels, increases in base salaries should generally reflect cost of living changes and adjustments for market competitiveness, with individual performance rewarded by bonuses or other incentive compensation awards.

Fiscal 2008

In fiscal 2007, the Compensation Committee retained Mercer to evaluate the Company’s current compensation levels and mix relative to market benchmarks. Mercer selected a seventeen-company peer group based on industry, annual revenues and business. Members of the peer group (“peer group”) were:

•Bridgford Foods Corporation	• Green Mountain Coffee, Inc.
•Calavo Growers, Inc.	• J & J Snack Foods Corp.
•Cal-Maine Foods, Inc.	• Monterey Gourmet Foods, Inc.
•Caribou Coffee Company, Inc.	• Overhill Farms, Inc.
•Coffee Holding Co., Inc.	• Peet’s Coffee & Tea, Inc.
•Cuisine Solutions, Inc.	• Reddy Ice Holdings, Inc.
•Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
•Diedrich Coffee, Inc.	• Vita Food Products, Inc.
•Golden Enterprises, Inc.

Based on Mercer’s evaluation, the Compensation Committee determined that the Company’s compensation program for fiscal 2008 should consist of the following:

•       Annual base salary, intended to attract and retain top talent and compensate for day-to-day job responsibilities performed at an acceptable level;

•       Annual incentive cash bonus, intended to reward achievement of annual financial objectives as well as near term strategic objectives that will lead to the future success of the Company’s business;

•       Allocation of shares of Common Stock under the ESOP; and

•       Long-term equity incentive compensation, intended to create a direct alignment with stockholder objectives, provide a focus on long-term value creation and potentially multi-year financial objectives, retain critical talent over extended timeframes, and enable key employees to share in value creation.

Assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the Compensation Committee intends to implement the foregoing compensation philosophy and objectives for fiscal 2008. As described below, for fiscal 2008 the Compensation Committee intends to set target total direct compensation (base compensation and annual and long-term incentive compensation) for the Named Executive Officers by reference to compensation levels for comparable positions in the peer group. If the Company’s stockholders fail to approve the Omnibus Plan at the Annual Meeting, the Compensation Committee intends to retain the fiscal 2007 compensation philosophy and objectives for fiscal 2008 and make appropriate adjustments to base salary and incentive bonus compensation consistent therewith.

Total Direct Compensation

Cash Compensation

Base Salaries

Fiscal 2007

Consistent with the fiscal 2007 compensation philosophy and objectives described above, the fiscal 2007 base salaries of the Company’s Named Executive Officers were as follows: $365,750 for Guenter W. Berger, Chairman and CEO; $320,000 for Roger M. Laverty III, President and Chief Operating Officer; $287,375 for John E. Simmons, Treasurer and CFO; and $287,375 for Michael J. King, Vice President, Sales. Mr. Laverty’s fiscal 2007 base salary remained unchanged from the amount set forth in his Employment Agreement entered into with the Company on June 2, 2006 at the time of his initial hire. The terms of his Employment Agreement are described below under the heading “Executive Compensation—Employment Agreement.” The increase in base salaries for the other Named Executive Officers from fiscal 2006 levels reflected cost of living changes.

Fiscal 2008

Based on the benchmarking comparisons provided by Mercer, upon recommendation of the Compensation Committee, the Board approved fiscal 2008 base salaries for the Company’s executive officers, as follows: $375,000 for Guenter W. Berger, Chairman and Chief Executive Officer; $320,000 for Roger M. Laverty III, President and Chief Operating Officer; $287,375 for John E. Simmons, Treasurer and CFO; and $287,375 for Michael J. King, Vice President, Sales. Base salaries for Messrs. Laverty, Simmons and King were unchanged from fiscal 2007. Base salaries for the Named Executive Officers, including the Company’s Chief Executive Officer, are not directly related to Company performance.

Mr. Berger has notified the Company that he will retire as Chief Executive Officer of the Company effective at the commencement of the Annual Meeting. Following his retirement, Mr. Berger will continue as Chairman of the Board. He also will continue as an employee of the Company through December 31, 2007. Mr. Berger’s base salary will be prorated through the effective date of his retirement as a Company employee as of December 31, 2003. The Company expects to enter into an amendment to Mr. Laverty’s Employment Agreement in connection with his promotion to Chief Executive Officer to, among other things, increase Mr. Laverty’s annual base salary to $375,000. The terms of Mr. Laverty’s Employment Agreement are described below under the heading “Executive Compensation—Employment Agreement.”

Incentive Compensation

Incentive Plan

Under the Incentive Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the Incentive Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year. At year-end, bonuses are awarded based on the level of achievement of Company financial performance criteria and a participant’s original goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the Incentive Plan’s formula. The maximum amount that can be awarded under the Incentive Plan is within the discretion of the Compensation Committee.

Fiscal 2007

For fiscal 2007, the Compensation Committee designated Guenter W. Berger, Roger M. Laverty III, John E. Simmons and Michael J. King as participants in the Incentive Plan. The Compensation Committee set the target awards of Messrs. Berger, Laverty, Simmons and King at $200,000, $200,000, $150,000 and $150,000, respectively. In making final awards for fiscal 2007, the Compensation Committee first considered the Company’s financial performance for fiscal 2007 based on the level of achievement of net sales and operating cash flow (defined as income from operations plus depreciation and ESOP compensation expense, excluding income from the sale of capital assets). Operating cash flow was determined disregarding a charge related to a retiree benefit plan modification. Both operating cash flow and net sales excluded revenues of Coffee Bean Holding Co., Inc. and its subsidiary, Coffee Bean International, Inc. (collectively, “CBI”), acquired by the Company on April 27, 2007 (the “CBI Acquisition”), as well as related acquisition expenses. Next, the Compensation Committee determined the achievement by each Named Executive Officer of his individually assigned goals. The Compensation Committee then multiplied the financial bonus percentage and the individual bonus percentage by the target awards, exercised discretion to adjust the resulting amounts principally in light of the efforts of the management team in making the CBI Acquisition and the post-acquisition integration of CBI into the Company, and approved the following bonuses: Mr. Berger, $125,000; Mr. Laverty, $155,000; Mr. Simmons, $100,000; and Mr. King, $80,000. Total awards for fiscal 2007 were $460,000, as compared to $350,000 for fiscal 2006, however Mr. Laverty did not participate in the Incentive Plan in fiscal 2006. The corporate and individual target levels for fiscal 2007 are considered confidential, the disclosure of which would cause competitive harm to us. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time.

Fiscal 2008

Mercer concluded that the fiscal 2007 target incentive compensation awards (as a percentage of salary) are below the market median for the Company’s Chief Executive Officer, and above the 75th percentile for the other Named Executive Officers. Additionally, when target awards are combined with base salaries, the Company’s Chief Executive Officer’s total annual compensation is at the market median, while total annual compensation of the other Named Executive Officers remains above the 75th percentile.

As a result, based on Mercer’s recommendations, the Compensation Committee intends to adjust fiscal 2008 incentive awards to be more consistent with the competitive practices of the peer group. Fiscal 2008 target awards for Messrs. Simmons and King are expected to reflect a shift of a portion of their bonus opportunity into a long-term incentive opportunity under the Omnibus Plan (assuming it is approved by stockholders at the Annual Meeting). The Company expects that Mr. Laverty’s fiscal 2008 target award will reflect his promotion to Chief Executive Officer effective upon commencement of the Annual Meeting. The Company does not expect to designate Mr. Berger as a participant in the Incentive Plan for fiscal 2008 due to his retirement as Chief Executive Officer effective upon commencement of the Annual Meeting.

Non-Cash Compensation

Employee Stock Ownership Plan

In 2000, the Company adopted the ESOP. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.

Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company’s annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants’ accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation. The ESOP is intended to satisfy applicable requirements of the Code, and the Employee Retirement and Income Security Act of 1974. As of September 30, 2007, the ESOP owned of record 2,980,265 shares of Common Stock, including 840,984 allocated shares and 2,139,281 shares as yet unallocated to plan participants. An unaffiliated bank is trustee of the ESOP. The present members of the ESOP Administrative Committee are Roger M. Laverty III, John H. Merrell and John Samore, Jr.

The Named Executive Officers participate in the ESOP in the same manner as all other participants. In calendar 2007, Messrs. Berger, Simmons and King each received an ESOP allocation of 1,179 shares based on compensation earned during calendar 2006. Mr. Laverty’s employment with the Company commenced on July 24, 2006. As a result, he failed to satisfy the minimum hours requirement in calendar 2006 for ESOP participation. Messrs. Berger, Laverty, Simmons and King will each be entitled to an ESOP allocation in calendar 2008 based on compensation earned during calendar 2007. In connection with his retirement as Chief Executive Officer, Mr. Berger will receive his allocated shares in the ESOP or cash in lieu thereof.

Long-Term Incentives

Mercer concluded that the Company’s executive officer compensation is heavily weighted towards salary and bonus compared to the market mix. Additionally, Mercer concluded that without any additional long-term incentive compensation, certain Named Executive Officers are below the market median in total direct compensation.

Based on Mercer’s recommendations, subject to stockholder approval of the Omnibus Plan at the Annual Meeting, the Company expects to make awards under the Omnibus Plan to the Named Executive Officers consisting of stock options (approximately two-thirds of the total value of the award) and restricted stock (approximately one-third of the total value of the award), with the number of shares underlying the stock options and shares of restricted stock determined based on the closing price of the Company’s Common Stock on the date of grant. Stock options are rights to purchase Common Stock at a pre-determined price (the closing price of the Common Stock on the date of grant), after the stock options have vested. Stock options are designed to create incentives for executives by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Common Stock. The stock options are expected to have a seven-year term and generally vest ratably over three years. The Compensation Committee believes a seven-year option term provides a reasonable time frame within which the executive’s contributions to corporate performance can align with stock appreciation. In addition, as compared with a ten-year option term typical at other companies, a seven-year option term allows the Company to more effectively manage the number of unexercised options that are outstanding. Restricted stock are shares that are subject to certain forfeiture restrictions. Restricted stock is designed as a retention device and to directly align the interests of the recipient and the Company’s stockholders. The restricted stock is expected generally to vest at the end of three years.

The Compensation Committee believes that equity ownership in the Company is an important element in tying compensation to stockholder value. Award grants under the Omnibus Plan are designed to position the fiscal 2008 total direct compensation of the Company’s executive officers at the median of the peer group. If stockholders fail to approve the Omnibus Plan at the Annual Meeting, the Compensation Committee intends to adjust the fiscal 2008 target awards under the Incentive Plan accordingly.

Composition of Total Direct Compensation

Beginning in fiscal 2008, assuming stockholder approval of the Omnibus Plan at the Annual Meeting, a significant fraction of executive officer compensation will be delivered in the form of equity, resulting in an increased emphasis on longer-term performance, as opposed to annual performance, to better promote alignment with long-term stockholder returns over the relevant periods.

Actual total direct compensation for each Named Executive Officer will be determined by the Compensation Committee based on the structure for setting target total direct compensation described above, appropriately adjusted to reflect the performance of the executive over time (as reflected in the participant’s goals under the Incentive Plan), as well as the Company’s annual performance (as reflected in the financial performance goals established under the Incentive Plan), and the Company’s long-term performance (as reflected by stock appreciation for equity-based awards granted under the Omnibus Plan).

Increases or Decreases in Total Direct Compensation

Beginning in fiscal 2008, assuming stockholder approval of the Omnibus Plan at the Annual Meeting, material increases or decreases in each direct compensation element (base salary, target annual cash incentives and grants of equity-based awards) for each Named Executive Officer will be determined primarily on individual and Company performance and comparisons to the peer group. Additionally, Named Executive Officers may receive structural increases in compensation (i.e., increases across all direct compensation elements) if they are promoted.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the

Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. There were no such circumstances in fiscal 2007.

Total Compensation

Welfare Benefits

The welfare benefits received by employee executive officers are the same as received by other employees, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including the Named Executive Officers, which allows them to buy an additional amount of disability coverage at their own expense. Employee executive officers are eligible on the same basis as other employees for participation in a pension plan, a 401(k) plan and the ESOP. The Company does not contribute or match any participant contributions under the 401(k) plan. The value of the employee executive officers’ 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. Upon retirement, employee executive officers receive benefits, such as a pension and retiree life and medical insurance benefits, under the same terms as other retirees.

Perquisites

Perquisites are limited at the Company. The perquisites available only to employee executive officers are: (i) benefits under an executive life insurance plan; and (ii) in the case of certain employee executive officers, use of a Company-owned automobile. Term life insurance premiums paid by the Company under the Company’s executive life insurance plan are shown in the Summary Compensation Table below under the heading “All Other Compensation.” During fiscal 2007, we provided Messrs. Berger, Laverty and King with automobiles owned by the Company and paid the associated maintenance and operating costs. The aggregate incremental cost associated with personal use of these automobiles is shown in the Summary Compensation Table below under the heading “All Other Compensation.”

Change in Control and Termination Arrangements

As part of its compensation program the Company has entered into agreements with each of its Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment other than for cause, disability or death, or (ii) resignation for good reason. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for stockholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control or in connection with a threatened change in control, and (iv) attract and retain key talent during uncertain times. A more detailed description of the severance benefits to which the Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under “Executive Compensation—Change in Control and Termination Arrangements.”

Pursuant to the terms of his Employment Agreement, Mr. Laverty is entitled to receive certain benefits upon his termination without cause or his resignation with good reason. The Company believes such benefits were necessary to attract and retain an executive officer with demonstrated leadership abilities and to secure the services of Mr. Laverty at agreed upon terms. A more detailed description of the benefits to which Mr. Laverty is entitled in connection with his termination is set forth below under “Executive Compensation—Change in Control and Termination Arrangements.”

Policies Relating to Our Common Stock

Stock Retention Guidelines

Assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the Company intends to adopt stock retention guidelines for all officers, including the Named Executive Officers, and non-employee directors.

Equity Award Policy

Assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the Board intends to adopt a written policy regarding the granting of equity awards, recognizing that the granting of equity awards raises important compensation, corporate governance, legal, tax and accounting issues.

Insider Trading Policy

Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the 15th calendar day before the end of each of the Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time of the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.

EXECUTIVE OFFICERS

Name	Age	Position Last Five Years
Guenter W. Berger	70

Chairman and CEO since August 11, 2005; President from August 11, 2005 through July 23, 2006; Interim President and CEO from January 9, 2005 through August 10, 2005; Vice President, Production prior to January 9, 2005. Mr. Berger will retire as CEO effective upon commencement of the Annual Meeting.

Roger M. Laverty III	60

President and Chief Operating Officer since July 24, 2006. Previously President and Chief Executive Officer of Diedrich Coffee, Inc., a specialty coffee roaster, wholesaler and retailer, from 2003 to December 2005; Interim Chief Operating Officer and Director of Sabeus Photonix, Inc., an in-fiber telecommunications company during 2002; various roles including Chairman and Chief Executive Officer of Prime Advantage, Inc., a start-up company providing demand aggregation services for direct materials and freight to mid-market manufacturers and distributors from 1999 to 2002. Prior to 1999, various executive positions, including Chief Executive Officer and Director, of Smart & Final, Inc., an operator of non-membership grocery warehouse stores for food and foodservice supplies. Mr. Laverty will be promoted to Chief Executive Officer effective upon commencement of the Annual Meeting.

John E. Simmons	56	Treasurer, Chief Financial Officer.
Michael J. King	62	Vice President, Sales since August 2004; National Sales Manager from July 1994 through July 2004.
John M. Anglin(1)	60

Secretary since 2003 and Partner in the law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP, Pasadena, California since 2002; Partner in the law firm of Walker, Wright, Tyler and Ward, LLP, Los Angeles, California, previously.

(1)          Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”) provided legal services to the Company in fiscal 2007, and we expect to continue to engage AFRCT to perform legal services in fiscal 2008.

All officers are elected annually by the Board of Directors and serve at the pleasure of the Board. There are no family relationships between any director or executive officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in fiscal 2007. Mr. Berger served as Chairman, President and CEO through July 23, 2006. On July 24, 2006, Roger M. Laverty III became President and Chief Operating Officer, at which time Mr. Berger relinquished the position of President. Information in the table reflects all compensation during fiscal 2007 in all such capacities. For a complete understanding of the table, please read the narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

A	B	C	D	E	F	G
Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value($)	All Other Compensation ($)	Total ($)
Guenter W. Berger	2007	365,750	125,000	55,312	58,102	604,164
Chairman and CEO
Roger M. Laverty III	2007	320,000	155,000	0	21,479	496,479
President and COO
John E. Simmons	2007	287,375	100,000	102,997	42,719	532,716
Treasurer and CFO
Michael J. King	2007	287,375	80,000	131,121	50,531	548,652
Vice President, Sales

Salary (Column C)

The amounts reported in column C represent base salaries paid to each of the Named Executive Officers for fiscal 2007.

Non-Equity Incentive Plan Compensation (Column D)

The amounts reported in column D represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus for fiscal 2007 under the Incentive Plan. Annual bonuses for fiscal 2007 were approved by the Compensation Committee and paid to the Named Executive Officers in the first quarter of fiscal 2008 consistent with past practice.

Change in Pension Value (Column E)

The amounts representing the change in pension value reported in column E were generated by the combination of increases in the accrued pension benefit and change in conversion of that benefit to a present value. Accrued pension benefits for each of the Named Executive Officers were calculated based on the final average pay times years of service as of the end of fiscal 2007. Accrued benefits as of the end of fiscal 2007 increased over accrued benefits as of the end of fiscal 2006 because an additional year of service was included and because the averages of the most recent five years of pay were greater than the averages as of one year earlier. The conversion to a present value produced a further increase because normal retirement age, the assumed commencement of benefits, was one year closer. The present value conversion can also cause an increase or decrease in value due to changes in actuarial assumptions. The discount rate used to calculate present values decreased from 6.25% as of the end of fiscal 2006 to 6.00% as of the end of fiscal 2007, producing an increase in the present value. No other actuarial assumptions changed between the end of fiscal 2006 and the end of fiscal 2007.

All Other Compensation (Column F)

The amounts reported in column F represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits; term life insurance premiums paid by the Company under the Company’s executive life insurance plan; allocations under the ESOP; and payment for sick time accrued above the maximum accumulation amount. The following table shows the specific amounts included in column F of the Summary Compensation Table for fiscal 2007.

ALL OTHER COMPENSATION

Name	Perquisites and Other Personal Benefits ($)		Life Insurance Premiums ($)	ESOP Allocations ($)		Sick Days Over Maximum ($)	Total ($)
Guenter W. Berger	8,955	(1)	20,802	28,345		0	58,102
Roger M. Laverty III	6,929	(1)	14,550	0	(2)	0	21,479
John E. Simmons	0		9,086	28,345		5,288	42,719
Michael J. King	6,922	(1)	9,738	28,345		5,526	50,531

(1)          Represents personal use of a Company-owned automobile calculated based on the aggregate incremental cost to the Company.

(2)          Mr. Laverty did not receive an allocation under the ESOP during fiscal 2007 because he did not satisfy the minimum hours requirement in calendar 2006.

Total Compensation (Column G)

The amounts reported in column G are the sum of columns C through F for each of the Named Executive Officers. All compensation amounts reported in column G include amounts paid and amounts deferred.

Employment Agreement

On June 2, 2006, the Company entered into an Employment Agreement with Roger M. Laverty III (the “Employment Agreement”), pursuant to which the Company employed Mr. Laverty as President and Chief Operating Officer commencing on July 24, 2006. The Compensation Committee believes that such Employment Agreement benefits the Company and its stockholders by permitting the Company to attract and retain an executive officer with demonstrated leadership abilities and to secure Mr. Laverty’s services at agreed upon terms.

Under the Employment Agreement, Mr. Laverty’s initial annual base salary is $320,000. Mr. Laverty is entitled to participate in the Incentive Plan (or any successor plan). Mr. Laverty is entitled to all benefits and perquisites provided by the Company to its CEO, including use of a Company car, paid vacation, group health insurance, life insurance, key person life insurance, business travel insurance, retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement.

Mr. Laverty’s employment may be terminated by the Company at any time with or without Cause (as defined in the Employment Agreement). Mr. Laverty’s employment also will terminate upon his resignation, with or without Good Reason (as defined in the Employment Agreement), death or permanent incapacity. Good Reason includes, among other things, the failure of the Company to adopt during calendar year 2007 a long-term incentive plan in which Mr. Laverty is eligible to participate, and the failure of the Board to elect Mr. Laverty as the Company’s CEO prior to January 1, 2008. Upon certain events of termination, Mr. Laverty is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”

The Company expects to enter into an amendment to Mr. Laverty’s Employment Agreement in connection with his promotion to Chief Executive Officer to, among other things, increase Mr. Laverty’s annual base salary to $375,000.

Pension Benefits

The following table provides information as of fiscal year-end 2007 with respect to the Farmer Bros. Co. Retirement Plan (the “Retirement Plan”), a contributory defined benefit plan offered to non-union Company employees, for each of the Named Executive Officers. For a complete understanding of the table, please read the narrative disclosures that follow the table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Guenter W. Berger	Retirement Plan	42.17	1,078,289	85,023
Roger M. Laverty III	Retirement Plan	0	0	0
John E. Simmons	Retirement Plan	31.92	690,907	0
Michael J. King	Retirement Plan	31.33	1,044,865	0

Annuity benefits payable under the Retirement Plan are calculated as 1.50% of average compensation times number of years of credited service, but not less than $60 per month for the first 20 years of credited service plus $80 per month for each year of credited service in excess of 20 years. For this formula, average compensation is defined as the monthly average of total pay received for the 60 consecutive months out of the 120 latest months before the retirement date which gives the highest average. The formula above produces the amount payable as a monthly annuity for the life of the Named Executive Officer beginning as early as age 62. Benefits can begin as early as age 55 retirement, but are subject to a 4% per year reduction for the number of years before age 62 that benefits begin. Benefits under a predecessor plan are included in the figures shown in the table above. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $180,000 or the average of the employee’s highest three years of compensation.

While a present value is shown in the table, benefits are not available as a lump sum and must be taken in the form of an annuity. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in the Company’s 2007 Annual Report on Form 10-K (discount rate of 6.0%, mortality according to the RP-2000 Combined Mortality Table, male and female, projected to 2005 with scale AA).

Change in Control and Termination Arrangements

Change in Control Agreements

On January 28, 2005, the Company entered into a Change in Control Severance Agreement with each of Guenter W. Berger, Michael J. King and John E. Simmons, as Named Executive Officers (the “Executive Officer Severance Agreements”), which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). On June 2, 2006, the Company entered into a Change in Control Severance Agreement (“Laverty Severance Agreement” and, together with the Executive Officer Severance Agreements, the “Severance Agreements”) with Mr. Laverty effective upon commencement of his employment with the Company. Except as described below, the Laverty Severance Agreement is substantially the same as the Executive Officer Severance Agreements.

Each Severance Agreement expires at the close of business on December 31, 2007, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2007 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2008, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his Severance Agreement will be deemed to have expired.

Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). In the event of certain termination events in connection with a Change in Control or Threatened Change in Control (as defined in the Severance Agreements), the Named Executive Officers will be entitled to certain payments and benefits shown in the tables below.

Each Severance Agreement provides that while such executive officer is receiving compensation and benefits thereunder, such executive officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.

Employment Agreement

Under the Employment Agreement with Mr. Laverty, upon termination for any reason, the Company will pay Mr. Laverty his accrued base salary and accrued but unused vacation. In addition, if such termination occurs at the election of the Company without Cause (as defined in the Employment Agreement) or by Mr. Laverty’s resignation with Good Reason (as defined in the Employment Agreement), Mr. Laverty will be entitled to certain payments and benefits shown in the table below. Receipt of any severance amounts under the Employment Agreement is conditioned upon execution of a general release of claims against the Company. Notwithstanding the foregoing, if Mr. Laverty becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Employment Agreement.

Potential Payments Upon Termination or Change in Control

The following tables describe potential payments and benefits to which the Named Executive Officers would be entitled upon termination of employment, change in control of the Company or change in responsibilities. The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below assuming that the termination and/or change in control of the

Company occurred at June 30, 2007. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such arrangements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

GUENTER W. BERGER	Death	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason Likely if Change in Control Occurs	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	$731,500	$731,500	—
Bonus Payments	—	—	$141,667	$141,667	—
Qualified and Non-Qualified Plan	$1,078,289	$1,078,289	$1,138,961	$1,138,961	$1,078,289
ESOP	$114,395	$114,395	$171,085	$171,085	$114,395
Health, Dental and Life Insurance	$8,117	$8,117	$16,234	$16,234	—
Outplacement Services	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$565,750	—	—	—	—
Total Pre-tax Benefit	$1,766,551	$1,200,801	$2,224,447	$2,224,447	$1,192,684

ROGER M. LAVERTY III	Death	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason Likely if Change in Control Occurs	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	$640,000	$640,000	$320,000
Bonus Payments	$200,000	$200,000	$155,000	$155,000	$200,000
Qualified and Non-Qualified Plan	—	—	—	—	—
ESOP	—	—	—	—	—
Health, Dental and Life Insurance	$12,867	$12,867	$25,734	$25,734	$25,734
Outplacement Services	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$620,000	—	—	—	—
Total Pre-tax Benefit	$832,867	$212,867	$845,734	$845,734	$545,734

JOHN E. SIMMONS	Death	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason Likely if Change in Control Occurs	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	$574,000	$574,000	—
Bonus Payments	—	—	$100,000	$100,000	—
Qualified and Non-Qualified Plan	$690,907	$690,907	$752,453	$752,453	$690,907
ESOP	$114,395	$114,395	$171,085	$171,085	$114,395
Health, Dental and Life Insurance	$12,867	$12,867	$25,734	$25,734	—
Outplacement Services	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$537,000	—	—	—	—
Total Pre-tax Benefit	$1,355,169	$818,169	$1,648,272	$1,648,272	$805,302

MICHAEL J. KING	Death	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason Likely if Change in Control Occurs	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	$574,000	$574,000	—
Bonus Payments	—	—	$141,667	$141,667	—
Qualified and Non-Qualified Plan	$1,044,865	$1,044,865	$1,110,728	$1,110,728	$1,044,865
ESOP	$106,881	$106,881	$163,571	$163,571	$106,881
Health, Dental and Life Insurance	$8,117	$8,117	$16,234	$16,234	—
Outplacement Services	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$537,000	—	—	—	—
Total Pre-tax Benefit	$1,696,863	$1,159,863	$2,031,200	$2,031,200	$1,151,746

Base Salary Continuation

Severance Agreements

Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreements) or death, or by Resignation for Good Reason (as defined in the Severance Agreements), or (ii) a Threatened Change in Control (as defined in the Severance Agreements) occurs and the executive officer’s employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreements) by the Company other than for Cause, Disability or death, or the executive officer demonstrates to the Incumbent Board that grounds for a Resignation for Good Reason likely will occur if a Change in Control occurs (a “Change in Control Event”), such executive officer will be entitled receive his base salary, excluding bonuses, at the rate in effect when an event triggering benefits occurs, for the twenty-four (24) month period following the Named Executive Officer’s date of termination, payable semi-monthly.

Employment Agreement

Under the Employment Agreement, if Mr. Laverty’s termination occurs at the election of the Company without Cause (as defined in the Employment Agreement) or by Mr. Laverty’s resignation with

Good Reason (as defined in the Employment Agreement), Mr. Laverty will continue to receive his base salary for a period of one (1) year from the effective termination date.

Bonus Payments

Severance Agreements

Under each Severance Agreement, if a Change in Control Event occurs, the Named Executive Officer will receive two (2) consecutive annual payments of fifty percent (50%) of the Named Executive Officer’s average bonus as reported in the Company’s proxy statement for the last three (3) completed fiscal years prior to the occurrence of the event triggering benefits, payable within thirty (30) days after the end of the Company’s fiscal year commencing with the first fiscal year-end after the Named Executive Officer’s date of termination; provided, that the Laverty Severance Agreement provides that Mr. Laverty’s bonus payment will be based on the number of completed fiscal years that Mr. Laverty has been in the employ of the Company if fewer than three.

Employment Agreement

Under the Employment Agreement, if Mr. Laverty’s termination occurs at the election of the Company without Cause (as defined in the Employment Agreement) or by Mr. Laverty’s resignation with Good Reason (as defined in the Employment Agreement), Mr. Laverty will continue to receive an amount equal to his target award under the Incentive Plan for the fiscal year in which such termination is effective, prorated through the effective termination date. The Company will also pay a prorated portion of the target award under the Incentive Plan in the event of Mr. Laverty’s death or disability.

Qualified and Non-Qualified Plan; ESOP

Under each Severance Agreement, if a Change in Control Event occurs, subject to eligibility provisions of the plans, the Named Executive Officer will continue to participate in the tax-qualified and non-qualified retirement, savings and employee stock ownership plans of the Company during the twenty-four (24) month period following the Named Executive Officer’s date of termination unless he commences other employment prior to the end of the twenty-four (24) month period, in which case, such participation will end on the date of his new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the Named Executive Officer will be entitled to his vested benefits under the Retirement Plan and the ESOP. Estimated qualified and non-qualified plan benefits shown in the tables above reflect the present value of the vested accumulated benefits under the Retirement Plan plus, in the case of a Change in Control Event, the two year change in pension value (estimated to be $60,672 in the case of Mr. Berger, $61,546 in the case of Mr. Simmons, and $65,863 in the case of Mr. King). Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees (estimated to be $28,345 per year). The estimated value of the ESOP shares is based on the closing price per share of Common Stock on NASDAQ on June 29, 2007, the last trading day in fiscal 2007, of $22.63 per share.

Health, Dental and Life Insurance

Severance Agreements

Under each Severance Agreement, if a Change in Control Event occurs, the health, dental and life insurance benefits coverage provided to the Named Executive Officer at his date of termination will be continued by the Company during the twenty-four (24) month period following the Named Executive Officer’s date of termination unless he commences employment prior to the end of the twenty-four (24) month period and qualifies for substantially equivalent insurance benefits with his new employer, in which case such insurance coverages will end on the date of qualification. The Company will provide for such insurance coverages at its expense at the same level and in the same manner as if the Named Executive Officer’s employment had not terminated (subject to the customary changes in such coverages if the Named Executive Officer retires under a Company retirement plan, reaches age 65, or similar events and subject to the Named Executive Officer’s right to make any changes in such coverages that an active employee is permitted to make). Any additional coverages the Named Executive Officer had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the Named Executive Officer was paying for such coverages at the time of termination will be paid by the Named Executive Officer. If the terms of any benefit plan do not permit continued participation, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the employee’s participation in the Company’s medical insurance program offered to all non-union employees. In the event of death, the insurance may be continued for the surviving spouse.

Employment Agreement

Under the Employment Agreement, if Mr. Laverty’s termination occurs at the election of the Company without Cause (as defined in the Employment Agreement) or by Mr. Laverty’s resignation with Good Reason (as defined in the Employment Agreement), Mr. Laverty will continue to receive health care benefits for a period of one (1) year from the effective termination date.

Outplacement Services

Under each Severance Agreement, if a Change in Control Event occurs, the Company will provide the Named Executive Officer with outplacement services at the expense of the Company, in an amount up to $25,000.

Indemnification

The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described below under the heading “Director Compensation—Director Indemnification.” The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

DIRECTOR COMPENSATION

Fiscal 2007 Director Compensation

Cash Compensation

Directors of the Company who are also employees of the Company are not separately compensated for their service as directors. For fiscal 2007, each non-employee director received an annual retainer of $30,000 and meeting fees of $1,500 for each Board meeting and committee meeting (if not held in conjunction with a Board meeting) attended, except that the per meeting fee for Audit Committee members was $2,500. In addition, the following committee chairs received additional annual retainers, as follows: (i) Audit Committee, $5,000; and (ii) Compensation Committee, $2,500. Board members are also entitled to reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Director Compensation Table

The following table shows compensation of the non-employee members of the Board for fiscal 2007:

Director	Fees Earned or Paid in Cash ($)	Change in Pension Value($)(1)	All Other Compensation($)(2)	Total($)
Kenneth R. Carson(3)	40,500	(9,148)	9,682	41,034
Lewis A. Coffman(3)(5)(6)	46,500	(7,289)	12,543	51,754
Thomas A. Maloof(4)(5)(6)(7)	58,500	—	—	58,500
James J. McGarry(3)	—	—	—	—
John H. Merrell(4)(5)(6)(8)	61,000	—	—	61,000
John Samore, Jr.(4)(5)(6)	56,000	—	—	56,000
Carol Farmer Waite	40,500	—	—	40,500

(1)          Aggregate change in the actuarial present value of the director’s accumulated benefit under the Retirement Plan from the pension plan measurement date used for financial statement reporting purposes in the Company’s fiscal 2006 audited consolidated financial statements to the pension plan measurement date used for financial statement reporting purposes in the Company’s fiscal 2007 audited consolidated financial statements.

(2)          Includes life insurance premiums and the Company’s contribution to the retiree’s medical insurance.

(3)          Messrs. Coffman and Carson resigned from, and Mr. McGarry was appointed to, the Board on August 23, 2007.

(4)          Member, Audit Committee.

(5)          Member, Compensation Committee. Mr. Coffman was a member of the Compensation Committee up until his retirement on August 23, 2007.

(6)          Member, Nominating Committee. Mr. Coffman was a member of the Nominating Committee up until his retirement on August 23, 2007.

(7)          Compensation Committee Chairman.

(8)          Audit Committee Chairman.

Fiscal 2008 Director Compensation

On August 23, 2007, the Board of Directors approved changes to the compensation of the Company’s non-employee directors. As a result of such changes, for fiscal 2008 each non-employee director will receive the following compensation:

•       an annual retainer of $25,000 per year, payable quarterly in advance; and

•       subject to stockholder approval of the Omnibus Plan at the Annual Meeting, an annual grant of restricted stock under the Omnibus Plan having a value equal to $30,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date.

Each non-employee director also will receive: (i) a fee of $1,500 for each meeting of the Board attended; (ii) a fee of $2,500 for each meeting of the Compensation Committee or Audit Committee attended; and (iii) a fee of $1,500 for each meeting of the Nominating Committee attended; provided, if more than one meeting (Board or committee) is held and attended on the same day, the maximum meeting fees are $4,000. In addition, the Chairman of the Audit Committee will receive an additional annual retainer of $7,500, and the Chairman of the Compensation Committee will receive an additional annual retainer of $3,750.

Assuming stockholder approval of the Omnibus Plan at the Annual Meeting, the annual grant of restricted stock pursuant to the compensation arrangements described above will be made on the date of the Annual Meeting and each year thereafter on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock will be based on the closing price per share of the Company’s Common Stock on the date such grant is made.

The Company also will continue to reimburse all directors for reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Director Indemnification

Under Farmer Bros.’ Certificate of Incorporation and Bylaws, the directors are entitled to indemnification from Farmer Bros. to the fullest extent permitted by Delaware corporate law.

On May 18, 2006, following approval by the Compensation Committee and review by independent counsel on behalf of the Compensation Committee, the Board of Directors approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. Effective May 18, 2006, the Company entered into a separate Indemnification Agreement with each of the then members of the Board of Directors, including Guenter W. Berger, the Company’s Chairman and CEO, and each of the Company’s other executive officers, namely John E. Simmons, Treasurer and Chief Financial Officer, Michael J. King, Vice President, Sales, and John M. Anglin, Secretary. On June 2, 2006, the Company entered into an Indemnification Agreement with Roger M. Laverty III effective upon commencement of Mr. Laverty’s employment with the Company. On August 23, 2007, the Company entered into an Indemnification Agreement with James J. McGarry in connection with his appointment to the Board. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.

The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the

Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

CERTAIN RELATIONSHIPS AND
RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related party transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (2) any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities; and (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.

Under the policy, upon referral by the Chief Financial Officer or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•       the materiality of the related person’s interest, including the relationship of the related person to the Company, the importance of the interest to the related person and the amount involved in the transaction;

•       whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•       the availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•       whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•       such additional factors as the Audit Committee determines relevant.

The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and NASDAQ rules.

Related Person Transactions

There were no transactions, since the beginning of fiscal 2007, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

AUDIT MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2007.

The Audit Committee has also discussed with EY the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from EY required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with EY that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC.

Audit Committee of the Board of Directors

John H. Merrell, Chairman
Thomas A. Maloof
John Samore, Jr.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on the Company’s review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended June 30, 2007, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2008 proxy statement, stockholder proposals must be received by the Company no later than June 27, 2008, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to the Company’s Bylaws

The Company’s Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2008 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 1, 2008, and no later than August 31, 2008, and must comply with the other Bylaw provisions summarized below; provided, however, that in the event that the 2008 Annual Meeting is called for a date that is not within thirty (30) days before or after December 6, 2008, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2008 Annual Meeting was mailed or such public disclosure of the date of the 2008 Annual Meeting was made, whichever first occurs.

The Bylaws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You may write to the Secretary of the Company at the Company’s principal executive office, 20333 South Normandie Avenue, Torrance, California 90502, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your request to Mr. John E. Simmons, Chief Financial Officer, Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, or contact Mr. John E. Simmons by telephone at (310) 787-5200, and the Company will deliver a separate copy of the annual report or proxy statement promptly upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

Annual Report to Stockholders

The 2007 Annual Report to Stockholders (which includes the Company’s Annual Report on Form 10-K, as filed with the SEC for the fiscal year ended June 30, 2007) is included with this Proxy Statement. The 2007 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. A copy of the Company’s Annual Report on Form 10-K also may be obtained by persons entitled thereto, without charge, by writing to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer.

By Order of the Board of Directors

John M. Anglin
Secretary
October 24, 2007

Annex A

FARMER BROS. CO.
2007 OMNIBUS PLAN

ARTICLE 1
PURPOSE

The purpose of the Farmer Bros. Co. 2007 Omnibus Plan (the “Plan”) is to promote the success and enhance the stockholder value of Farmer Bros. Co., a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1        “Administrator” means the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 13.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2        “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, a Performance-Based Award, a Dividend Equivalent award, a cash-based award or other incentive payable in cash or in shares of Stock granted to a Participant pursuant to the Plan.

2.3        “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.4        “Board” means the Board of Directors of the Company.

2.5        “Cause,” unless otherwise defined in an employment or services agreement between the Participant and the Company or any Parent or Subsidiary, means a Participant’s dishonesty, fraud, gross or willful misconduct against the Company or any Parent or Subsidiary, unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, or conviction of, or plea of nolo contendre to, a crime punishable by law (except misdemeanor violations), in each case as determined by the Administrator, and its determination shall be conclusive and binding.

2.6        “Change in Control” means and includes each of the following:

(a)        an acquisition by any Person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) of “beneficial ownership” (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of the shares of Stock then outstanding (the “Company Shares Outstanding”) or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the “Company Voting Securities Outstanding”), if such acquisition of beneficial ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of the Company Shares Outstanding or fifty percent (50%) or more of the combined voting power of the Company Voting Securities Outstanding; excluding, however, any such acquisition by a trustee or other fiduciary holding such shares under one or more employee benefit plans maintained by the Company or any of its Subsidiaries; or

(b)        the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (in each case referred to in this Section 2.6 as a “Corporate Transaction”), other than a Corporate Transaction that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof (“Successor Entity”) immediately after such Corporate Transaction; provided, however, if the consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the Change in Control shall not occur until the obtaining of such consent (either explicitly or implicitly); or

(c)        a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.6 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.8        “Committee” means the committee of the Board described in Article 13.

2.9        “Consultant” means any consultant or adviser if:

(a)        The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b)        The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)        The consultant or adviser is a person who has contracted directly with the Company or any Parent or Subsidiary to render such services.

2.10     “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11     “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

2.12     “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13     “Effective Date” shall mean August 23, 2007.

2.14     “Eligible Individual” means any person who is a member of the Board, a Consultant or an Employee, as determined by the Administrator.

2.15     “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

2.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17     “Expiration Date” has the meaning set forth in Section 14.3.

2.18     “Fair Market Value” means, as of any date, the value of Stock determined as follows:

(a)        If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)        If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)        In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.19     “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.20     “Independent Director” means a member of the Board who is not an Employee.

2.21     “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.

2.22     “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.23     “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24     “Parent” means any “parent corporation” as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.25     “Participant” means any Eligible Individual who, as a member of the Board, a Consultant or an Employee, has been granted an Award pursuant to the Plan.

2.26     “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.27     “Performance Criteria” means the criteria, either individually, alternatively or in any combination, that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders’ equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of Stock, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Administrator in the Award. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28     “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29     “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30     “Plan” means this Farmer Bros. Co. 2007 Omnibus Plan, as it may be amended from time to time.

2.31     “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32     “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.33     “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.34     “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.35     “Section 409A Award” has the meaning set forth in Section 10.1.

2.36     “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.37     “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Stock on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38     “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.39     “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.40     “Successor Entity” has the meaning set forth in Section 2.6.

2.41     “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.42     “Termination of Directorship” shall mean the time when a Participant who is an Independent Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.43     “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Parent or Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Parent or Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1        Number of Shares

(a)        Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 1,000,000 shares.

(b)        Shares of Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition to the shares of Stock that are actually issued to a Participant, the following items shall be counted against the total number of shares available for issuance under the Plan: (i) shares of Stock subject to an Award that are not delivered to a Participant because the Award is exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”) (including an appreciation distribution in respect of a Stock Appreciation Right that is paid in shares of Stock); (ii) shares of Stock subject to an Award that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award or other Award; and (iii) shares that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any stock Award. The following items shall not be counted against the total number of shares available for issuance under the Plan: (A) the payment in cash of dividends or Dividend Equivalents; and (B) any Award that is settled in cash rather than by issuance of Stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

(c)        The Administrator shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d)        Notwithstanding the provisions of this Section 3.1, (i) no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code; and (ii) the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 3.1(a), subject to adjustment as provided in Article 12; and provided, further, that for purposes of Section 3.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

3.2        Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

3.3        Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 250,000.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1        Eligibility.   Persons eligible to participate in this Plan include Employees, Consultants and members of the Board, as determined by the Administrator.

4.2        Participation.   Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3        Foreign Participants.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Parents or Subsidiaries operate or have Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Parents or Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5
STOCK OPTIONS

5.1        General.   The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)        Exercise Price.   The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.

(b)        Time and Conditions of Exercise.   The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised; provided that in no event shall Options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of an acceleration upon a Change in Control, Termination of Employment, Termination of Directorship, Termination of Consultancy or other event providing for accelerated vesting. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Participant holding such Option, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

(c)        Payment.   The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock, or other property acceptable to the Administrator and payment through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the Exchange Act.

(d)        Evidence of Grant.   All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2        Incentive Stock Options.   Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2 in addition to the requirements of Section 5.1:

(a)        Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of the grant and the Option is exercisable for no more than five years from the date of grant.

(b)        Transfer Restriction.   An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.

(c)        Right to Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(d)        Failure to Meet Requirements.   Any Option (or portion thereof) purported to be an Incentive Stock Option which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3        Substitution of Stock Appreciation Rights.   The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6
RESTRICTED STOCK AWARDS

6.1        Grant of Restricted Stock.   The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement. In no event shall an Award of Restricted Stock payable in shares vest sooner than one year after the date of grant. Notwithstanding the foregoing, the Administrator may accelerate vesting of any Award in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy or a Change in Control.

6.2        Issuance and Restrictions.   Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances or installments or otherwise as the Administrator determines at the time of the grant of the Award or thereafter. Alternatively, these restrictions may lapse pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Award or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator.

6.3        Repurchase or Forfeiture.   Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4        Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1        Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2        Terms of Stock Appreciation Rights

(a)        A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator.

(b)        A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3        Payment and Limitations on Exercise

(a)        Subject to Sections 7.3(b) and (c), payment of the amounts determined under Sections 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b)        To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements of Section 409A of the Code, specify the date of payment, which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c)        To the extent any payment under Section 7.2(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8
OTHER TYPES OF AWARDS

8.1        Dividend Equivalents

(a)        Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)        Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.2        Stock Payments.   Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Eligible Individual. The number of shares shall be determined by the Administrator and may be based upon the Performance Goals or other specific performance goals determined appropriate by the Administrator.

8.3        Restricted Stock Units.   The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock. In no event shall an Award of Restricted Stock Units payable in shares vest sooner than one year after the date of grant. Notwithstanding the foregoing, the Administrator may accelerate vesting of any Award in the event of a Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy or a Change in Control.

8.4        Term.   Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Administrator in its discretion.

8.5        Exercise or Purchase Price.   The Administrator may establish the exercise or purchase price, if any, of any Award of Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.6        Form of Payment.   Payments with respect to any Awards granted under Sections 8.1, 8.2 or 8.3 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.7        Award Agreement.   All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

8.8        Other Stock or Cash-Based Awards.   Subject to the terms of the Plan, the Administrator may grant other incentives payable in cash or in shares of Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Administrator may grant such other Awards and designate the Participants to whom such Awards are to be awarded and determine the number of shares of Stock or the amount of cash payment subject to such Awards and the terms and conditions of each such Award. Such other Awards may, subject to the provisions of the Plan, entitle the Participant to a payment in cash or Stock only upon the attainment of performance goals and other terms and conditions specified by the Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under such other Award may be adjusted on the basis of such further consideration as the Administrator shall determine, in its sole discretion. However, the Administrator may not, in any event, increase the amount earned under such other Awards upon satisfaction of any performance goal by any Covered Employee.

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1        Purpose.   The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2        Applicability.   This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3        Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4        Payment of Performance-Based Awards.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5        Additional Limitations.   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10
COMPLIANCE WITH SECTION 409A OF THE CODE

10.1     Awards subject to Code Section 409A.   Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 10, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 10.

10.2     Distributions under a Section 409A Award.

(a)        Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i)         the Participant’s separation from service, as determined by the Secretary of the Treasury;

(ii)       the date the Participant becomes disabled;

(iii)      the Participant’s death;

(iv)       a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation;

(v)        to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or

(vi)       the occurrence of an unforeseeable emergency with respect to the Participant.

(b)        In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)        The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)        For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

10.3     Prohibition on Acceleration of Benefits.   The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

10.4     Elections under Section 409A Awards

(a)        Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in the Treasury Regulations.

(i)         In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii)       In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b)        In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i)         such subsequent election may not take effect until at least twelve months after the date on which the election is made,

(ii)       in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii)      in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

10.5     Compliance in Form and Operation.   A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1     Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2     Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of the Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. The provisions governing Awards need not be the same with respect to each recipient.

11.3     Limits on Transfer

(a)        Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. Except as otherwise provided by the Administrator pursuant to Section 11.3(b), no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b)        Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator.

11.4     Beneficiaries.   Notwithstanding Section 11.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

11.5     Stock Certificates; Book-Entry Procedures

(a)        Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6     Paperless Exercise.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12
CHANGES IN CAPITAL STRUCTURE

12.1     Adjustments

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3, provided that any adjustment of the limitations in Section 3.1 shall be subject to the fourth sentence of Section 3.1); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant, exercise or purchase price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)        In the event of any transaction or event described in Section 12.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i)         To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)      To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)       To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)        To provide that the Award cannot vest, be exercised or become payable after such event.

12.2     Acceleration Upon a Change in Control.   Notwithstanding Section 12.1(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Subject to the foregoing, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

12.3     No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 13
ADMINISTRATION

13.1     Administrator.   The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors, and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board, and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

13.2     Action by the Administrator.   A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3     Authority of Administrator.   Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a)        Designate Participants to receive Awards;

(b)        Determine the type or types of Awards to be granted to each Participant;

(c)        Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)        Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)         Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)        Decide all other matters that must be determined in connection with an Award;

(h)        Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)         Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)         determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; and

(k)        Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

13.4     Decisions Binding.   The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.5     Delegation of Authority.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 14
EFFECTIVE AND EXPIRATION DATES

14.1     Effective Date.   The Plan will be effective as of the Effective Date.

14.2     Approval of Plan by Stockholders.   The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided, that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.

14.3     Expiration Date.   The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the date this Plan is approved by the Board or (ii) the date this Plan is approved by the Company’s stockholders (the “Expiration Date”). Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION

15.1     Amendment, Modification, And Termination.   The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 12). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 12, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

15.2     Awards Previously Granted.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16
GENERAL PROVISIONS

16.1     No Rights to Awards.   No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, and other persons uniformly.

16.2     No Stockholders Rights.   Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3     Withholding.   The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4     No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

16.5     Unfunded Status of Awards.   The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

16.6     Indemnification.   To the extent allowable pursuant to applicable law, the Administrator (and each member thereof) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7     Relationship to Other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8     Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9     Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10   Fractional Shares.   No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

FARMER BROS. CO.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 6, 2007

10:00 a.m.

FARMER BROS. CO.
CORPORATE OFFICE
20333 South Normandie Avenue
Torrance, CA 90502

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502
Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 6, 2007.

The shares of stock you hold in your account will be voted as you specify.

If no choice is specified, the proxy will be voted FOR Items One, Two and Three.

By signing the proxy, you revoke all prior proxies and appoint Guenter W. Berger and Roger M. Laverty III, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Item One.

1.	To elect three Class I directors to a three year term expiring at the Annual Meeting of Stockholders in 2010: 01 Roger M. Laverty III 02 Martin A. Lynch 03 James J. McGarry	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Item Two.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008.	☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote FOR Item Three.

3.	To approve the Farmer Bros. Co. 2007 Omnibus Plan.	☐ For	☐ Against	☐ Abstain

In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof.  The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement.  In addition, no stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, and FOR approval of the Farmer Bros. Co. 2007 Omnibus Plan.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held on December 6, 2007, the 2007 Proxy Statement and the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2007.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.